EXHIBIT 10.2

                             TAX INDEMNITY AGREEMENT
                             -----------------------

                  This Agreement is made this 4th day of August 2006 by and among XL Capital Ltd, a Cayman Islands company ("XL Capital"), X.L. America, Inc., a Delaware corporation ("XLA" and, together with XL Capital, the "XL Parties"), Security Capital Assurance Ltd, a Bermuda company ("SCA"), SCA Holdings US Inc., a Delaware corporation ("Holdings"), and XL Financial Assurance Ltd., a Bermuda company ("XLFA"). Capitalized terms used herein (unless otherwise defined) have the meanings set forth below in Section 2.

                              W I T N E S S E T H :
                              ---------------------


                  WHEREAS, SCA was organized on March 17, 2006 for the purpose of becoming a holding company for the financial guaranty insurance and reinsurance businesses conducted by Subsidiaries of XL Capital, including XL Capital Assurance Inc., a New York financial guarantee insurance company ("XLCA"), and XLFA;

                  WHEREAS, SCA, pursuant to the Registration Statement, will offer a portion of its common shares to the public in the United States (the "Public Offering");

                  WHEREAS, certain of the parties hereto and XL Insurance (Bermuda) Ltd., a Bermuda insurance company ("XLI"), have entered into a Transition Agreement (the "Transition Agreement") in connection with the Public Offering;

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                  WHEREAS,  in certain  taxable  periods ending on or before the
Closing Date, XLCA has been a member of the affiliated group of corporations (within the meaning of Section 1504 of the Code) of which XLA is the common parent (the "XLA Affiliated Group");

                  WHEREAS, in certain taxable periods ending on or before the Closing Date, XLCA has been a party to the Fifth Amended Tax Sharing and Payment Agreement effective April 1, 2004, by and among XLA and certain of its Subsidiaries (the "Tax Sharing and Payment Agreement");

                  WHEREAS, in connection with the Public Offering, XLCA will leave the XLA Affiliated Group and will become a Former Member within the meaning of Article VIII of the Tax Sharing and Payment Agreement; and

                  WHEREAS, the parties to this Agreement desire to allocate the liability for the Taxes of SCA and the SCA Post-Closing Subsidiaries that may be owed to or asserted by any governmental authority after the Public Offering.

                  NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants and conditions hereinafter contained, the parties hereto agree as follows:

                  1. INDEMNIFICATION BY THE XL PARTIES.

                  (a) The XL Parties will jointly and severally indemnify and hold harmless on an After-Tax Basis SCA and each of the SCA Post-Closing Subsidiaries from and against any Losses with respect to (1) Taxes imposed on SCA or any of the SCA Post-Closing Sub-


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sidiaries for all taxable periods (or portions  thereof) ending on or before the
Closing Date, (2) Taxes imposed on the XLA Affiliated Group for which SCA or any of the SCA Post-Closing Subsidiaries is severally liable under United States Treasury Regulation ss. 1.1502-6 solely by reason of having been a member of the XLA Affiliated Group and (3) any other Taxes, other than excise Taxes, imposed on SCA or any of the SCA Post-Closing Subsidiaries other than XLCA or XL
Financial Administrative Services Inc. that result from business activities conducted by SCA or any of the SCA Post-Closing Subsidiaries prior to the consummation of the IPO; provided, however, that this Section 1(a) will not apply to Losses with respect to any liability for Taxes that (i) is accrued or reserved on the Financial Statement (other than as a deferred tax liability or a reduction in a deferred tax asset) or would be so accrued or reserved if the Financial Statement were prepared as of the Closing, or (ii) results from (A) any decrease in the amount of any deduction allowed in a taxable period (or portion thereof) ending on or prior to the Closing Date if such decrease corresponds to an increase in any deduction allowed in a taxable period (or portion thereof) ending after the Closing Date, (B) any increase in the amount of taxable income included in a taxable period ending on or prior to the Closing Date if such increase corresponds to a decrease in taxable income included in a taxable period (or portion thereof) ending after the Closing Date or (C) any similar timing difference. The parties agree that to the extent allowed by applicable law, any payments made by the XL Parties to SCA or any of the SCA Post-Closing Subsidiaries pursuant to this Section 1(a) will be treated as a contribution to the capital of the indemnitee or, in the case of any payments made pursuant to clause (2) above, as a tax-free reimbursement.

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                  (b) SCA will  notify XL  Capital  (or cause XL  Capital  to be notified) in writing within 30 days of the receipt of any communication by SCA or any of its Subsidiaries from or with any governmental authority concerning Taxes owed by SCA or any of the SCA Post-Closing Subsidiaries for which indemnification may be claimed from the XL Parties pursuant to the provisions of this Agreement. In addition, SCA will notify XL Capital (or cause XL Capital to be notified) in writing at least 15 days prior to the date SCA or any of its Subsidiaries intends to make a payment of any Taxes which may be indemnifiable by the XL Parties pursuant to the provisions of this Agreement and will consult in good faith with XL Capital prior to making any such payment. XL Capital will notify SCA (or cause SCA to be notified) in writing within 30 days of receipt of any communication by XL Capital or any of the XL Post-Closing Subsidiaries from or with any governmental authority concerning Taxes owed by SCA or any of the SCA Post-Closing Subsidiaries.

                  2. DEFINITIONS.

                  (a) Unless otherwise indicated, all capitalized terms used herein have the same meaning as in the Transition Agreement.

                  (b) For purposes of this Agreement the following terms are as defined below:

                  (1) "After-Tax Basis" means that, in determining the amount of the payment necessary to indemnify any party against, or reimburse any party for, Losses, the amount of such Losses will be determined net of any Tax benefit derived by the indemnified party as the result of sustaining such Losses, and the amount of such in-

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demnification  payment  will be  increased  (I.E.,  "grossed  up") by the amount necessary to satisfy any Tax liabilities incurred by the indemnified party as a result of its receipt, or right to receive, such indemnification payment (as so increased), so that the indemnified party is put in the same net after-Tax economic position as if it had not incurred such Losses.

                  (2) "Closing Date" means the date of the Closing.

                  (3) "Final  Determination" means a determination as defined in
Section 1313(a) of the Code or any other event (including the execution of a Form 870-AD or any other form having substantially the same effect for purposes of any Tax law) that finally and conclusively establishes the amount of any liability for Tax.

                  (4) "Financial Statement" means the U.S. GAAP consolidated balance sheet of SCA and the SCA Post-Closing Subsidiaries prepared as of the end of the most recent fiscal quarter ended prior to the Closing.

                  (5) "SCA Post-Closing Subsidiaries" means collectively all of the Persons that are, immediately after the Closing, Subsidiaries of SCA (including XLCA, Holdings and XLFA).

                  (6) "Tax" or "Taxes" means (i) any and all taxes, charges, fees, duties, levies or other assessments, including all net income, gross income, gross receipts, excise,
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stamp,  premium,  real or personal  property,  ad valorem,  sales,  withholding, estimated, social security, employment, unemployment, occupation, use, service, service use, license, net worth, payroll, franchise, environmental, severance, transfer, recording, escheat, or other taxes, duties, assessments, or charges, whether computed on a separate, consolidated, unitary, combined or any other basis, imposed by any governmental authority; (ii) all interest, penalties, fines, or additions to tax attributable thereto; and (iii) all transferee, successor, joint and several, contractual, or other liability (including pursuant to the Tax Sharing and Payment Agreement) in respect of any items described in clauses (i) or (ii).

                  (7) "Tax Return" means any report, document, declaration, information, return, or filing (including any related or supporting information and any amendments to any of the foregoing) filed or required to be filed with respect to Taxes.

                  (8) "XL Post-Closing Subsidiaries" means collectively all of the Persons that are, at any time after the Closing, Subsidiaries of XL Capital.

                  (c) References in this Agreement to any Person include the successors, predecessors, and permitted assigns of such Person.

3.       INDEMNIFICATION BY SCA, HOLDINGS AND XLFA.

                  (a)  SCA,   Holdings  and  XLFA  will  jointly  and  severally
indemnify and hold harmless on an After-Tax Basis XL Capital and each of the XL Capital Post-Closing

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Subsidiaries from and against any Losses with respect to Taxes imposed on SCA or any of the SCA Post-Closing Subsidiaries other than those Losses for which the XL Parties are responsible pursuant to Section 1(a).

                  (b) SCA, Holdings and XLFA will make payments from time to time to XLI or XL Capital (as applicable) equal to the amount of any net Tax benefit obtained by SCA or any of the SCA Subsidiaries as the result of (1) the exercise of any compensatory stock option granted by XL Capital (with respect to its stock) to any Person who is an employee (or former employee) or director (or former director) of SCA or any of the SCA Subsidiaries at the time such option is exercised or (2) any other compensation paid after the Closing by XLI, XL Capital or any other Post-Closing Subsidiary of XL Capital to any Person who is an employee (or former employee) or director (or former director) of SCA or any of the SCA Subsidiaries at the time such payment is made.

                  (c) The parties agree that for applicable income tax purposes, to the extent allowed by applicable law, any payments made by SCA, Holdings or XLFA pursuant to Section 3(b) will be treated as a reduction in the amount of the contribution to the capital of SCA that would otherwise be deemed to have been made as the result of the event described in subparagraph (1) or (2) of such Section 3(b).

                  4. CONTROL.

                  (a) XL Capital will have the exclusive right to file any amended Tax Returns and to control any audit or other administrative or judicial proceeding with respect to
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(i) the Tax liability of SCA and/or the SCA  Post-Closing  Subsidiaries  for any
taxable  period (or portion  thereof)  ending on or before the Closing  Date and
(ii) any other matter involving any asserted Tax liability with respect to which any of the XL Parties provides indemnification under this Agreement. XL Capital will consult in good faith with SCA with respect to each defense against or compromise or settlement of any indemnified Tax liability. At its own expense, SCA will be permitted to participate in, and be represented at, each conference, hearing, or meeting with representatives of the pertinent governmental authority (and will be notified reasonably in advance thereof).

                  (b) Except as provided in Section 4(a), SCA will have the exclusive right to control any audit or other administrative or judicial proceeding with respect to the Tax liability of SCA or any of the SCA Post-Closing Subsidiaries.

                  5. REFUNDS.

                  (a) Except for any refund shown as an asset or taken into account as an offset to the amount of any liability (other than a deferred tax asset or liability) on the Financial Statement or any refund that would be so shown or taken into account if the Financial Statement were prepared as of the Closing, XL Capital will be entitled to any refunds (including interest paid therewith), whether received in cash, as a credit or offset, or in any other form, in respect of (i) any Tax liability of SCA or any of the SCA Post-Closing Subsidiaries in respect of any taxable period (or portion thereof) ending on or prior to the Closing Date, and (ii) any other Tax liability for which the XL Parties are responsible under this Agreement;

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PROVIDED,  HOWEVER,  that this  Section  5(a)  will not  apply to a refund  that results from (A) any increase in the amount of any deduction allowed in a taxable period (or portion thereof) ending on or prior to the Closing Date if such increase corresponds to a decrease in any deduction allowed in a taxable period (or portion thereof) ending after the Closing Date, (B) any decrease in the amount of taxable income included in a taxable period ending on or prior to the Closing Date if such decrease corresponds to an increase in taxable income included in a taxable period (or portion thereof) ending after the Closing Date or (C) any similar timing difference.

                  (b) Except as provided in paragraph (a) of this Section 5, SCA will be entitled to any refunds (including interest paid therewith) in respect of the Tax liability of SCA or any of the SCA Post-Closing Subsidiaries.

                  (c) In the event of any change to the liability of SCA or any of the SCA Post-Closing Subsidiaries for Taxes or entitlement to a refund as a result of an audit, carryover, carryback, or otherwise, the amounts previously payable under this Agreement will be appropriately adjusted and SCA will pay to XL Capital, or XL Capital will pay to SCA, without duplication, the amount required as a result of such adjustment, together with interest at the rate per annum determined from time to time under Section 6621(a)(2) of the Code compounded daily for the period from the original date of the payment affected by the adjustment to the date on which the payment is made.

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                  6. INTEREST. In the event that any payment required to be made under this Agreement is made after the date on which said payment is due, interest will accrue on such amount from the due date of the payment through the date such payment is actually made at the applicable short-term federal rate determined from time to time under Section 1274(d)(1) of the Code, compounded semi-annually.

                  7. TAX COOPERATION.

                  (a) XL Capital and SCA and their respective Subsidiaries will cooperate with each other in all Tax matters, including the conduct of any audit or other proceeding related to any Tax liability with respect to which the XL Parties provide indemnification under this Agreement, and each will execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this Agreement. Without limiting the generality of the foregoing, XL Capital and SCA will furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to SCA and its Subsidiaries or their respective assets or businesses (including, without limitation, access to books and records) as is reasonably necessary for the filing of all Tax Returns, the preparation for any audit by any governmental authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax liability with respect to which the XL Parties provide indemnification under this Agreement. The party requesting cooperation under this Section 7(a) will reimburse the other party for any actual out-of-pocket expenses incurred in furnishing such cooperation.

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                  (b) Unless there has previously been a Final  Determination to the contrary, none of SCA and its Subsidiaries will take any position with respect to Taxes (including on any Tax Return or in connection with any Tax controversy) for any taxable period (or the portion thereof) ending after the Closing Date that is inconsistent with any position taken by the SCA or any of its Subsidiaries for any taxable period (or the portion thereof) ending on or before the Closing Date (including any position relating to the timing or character of any income, deduction, credit, or other item).

                  (c) XL Capital and SCA (and their respective Subsidiaries) agree to report to the other any communication from or with the Internal Revenue Service or any other taxing authority that reasonably could affect any Tax liability with respect to which the XL Parties may be required to provide indemnification under this Agreement.

                  8. TERMINATION. Notwithstanding any provision of this Agreement, the Transition Agreement, or any Ancillary Agreement to the contrary, this Agreement may be terminated at any time prior to the Closing by and in the sole discretion of XL Capital. In the event of such termination, no party will have any liability of any kind to any other party on account of such termination, except as set forth in Section 9.11 of the Separation Agreement.

                  9. SURVIVAL. The covenants, agreements and other obligations of the parties contained in this Agreement will survive the Closing Date until 45 days after the expiration of the applicable statutes of limitations.

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                  10.  SUCCESSORS  AND ASSIGNS.  This  Agreement will be binding upon and inure to the benefit of the parties hereto and the respective successors and permitted assigns.

                  11. NO THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of the parties hereto and will not be deemed to confer upon third parties (including stockholders or members of any party hereto) and any remedy, claim, reimbursement, claim of action, or other right in excess of those existing without reference to this Agreement.

                  12. HEADINGS. The section headings contained in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

                  13. SEVERABILITY. To the extent any provision of this Agreement is invalid or unenforceable, such provision will be considered deleted herefrom and the remaining provisions of this Agreement will be unaffected and will continue in full force and effect.

                  14. ASSIGNMENT OF THIS AGREEMENT. No party may assign this Agreement by operation of law or otherwise without the express written consent of the other parties; provided, however, this Agreement may be assigned by operation of law or otherwise without the express written consent of the other parties hereto by XL Capital and/or SCA to their respective Post-Closing Subsidiaries so long as such assignment does not relieve the assigning party of liability hereunder.

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                  15.  COUNTERPARTS.  This  Agreement  may be executed in one or more counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

                  16. AMENDMENT; WAIVER. No provision of this Agreement may be amended, waived, or otherwise modified without the prior written consent of each of the parties hereto.

                  17. GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the principles of conflicts of law.

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                  IN WITNESS  WHEREOF,  this Agreement has been duly executed as of the day and year first above written.

                        XL CAPITAL LTD


                        By:               /s/ Michael P. Esposito, Jr.
                              -------------------------------------------------
                              Name:       Michael P. Esposito, Jr.
                              Title:      Chairman of the Board

                        X.L. AMERICA, INC.


                        By:               /s/ Richard G. McCarty
                              -------------------------------------------------
                              Name:       Richard G. McCarty
                              Title:      SVP, General Counsel
                                          and Secretary

                        SECURITY CAPITAL ASSURANCE LTD


                        By:               /s/ Michael Rego
                              -------------------------------------------------
                              Name:       Michael Rego
                              Title:      Executive Vice President

                        SCA HOLDINGS US INC.


                        By:               /s/ Susan Comparato
                              -------------------------------------------------
                              Name:       Susan Comparato
                              Title:      Authorized Officer

                        XL FINANCIAL ASSURANCE LTD.


                        By:               /s/ Michael Rego
                              -------------------------------------------------
                              Name:       Michael Rego
                              Title:      Chief Operating Officer